UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2014
Date of Report (Date of Earliest Event Reported)
ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2014, Itron, Inc. (Itron or the Company) announced the appointment of W. Mark Schmitz as Executive Vice President and Chief Financial Officer (CFO), effective immediately.  Mr. Schmitz, age 63, will be designated as Itron’s principal financial officer.

Before joining Itron, Mr. Schmitz was CFO at Alghanim Industries, a global, multi-industry corporation headquartered in Kuwait, from March 2009 to December 2013. From August 2007 to October 2008, he was Executive Vice President and CFO at Goodyear Tire & Rubber Company.  He served as Vice President and CFO at Tyco International’s Fire and Security Segment from January 2003 to July 2007.

The terms of employment for Mr. Schmitz include the following material provisions, which are effective September 8, 2014:

●	Mr. Schmitz will be paid an annual base salary of $450,000.
●

Mr. Schmitz will be eligible to receive an annual target bonus of 75% of his annual base salary. The payout of the bonus will be based on the achievement of performance objectives to be determined by the Board. Any bonus paid for 2014 will be prorated based on his hire date.

●

Additionally, Mr. Schmitz will be eligible to receive an equity compensation package of $750,000, including the following awards (to be granted under the Company’s 2010 Amended and Restated Stock Incentive Plan):

❍ Performance based restricted stock units (50%)
❍ Stock options (25%)
❍ Time vested restricted stock units (25%)

There are no related party transactions between the Company and Mr. Schmitz, which would require disclosure under Item 404(a) of Regulation S-K.

Mr. Schmitz succeeds Steven Helmbrecht as Itron’s CFO. Mr. Helmbrecht joined the company in 2002 and was named CFO in 2005.  On April 24, 2014, Itron announced Mr. Helmbrecht’s departure from the Company. He will remain with Itron through December 31, 2014 to facilitate a smooth transition.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated:	September 8, 2014	By:	/s/ PHILIP C. MEZEY
Philip C. Mezey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 8, 2014.